UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

 (614) 278-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2011, Big Lots, Inc. (“we,” “us” or “our”) entered into an Acquisition Agreement with Liquidation World Inc. (“Liquidation World”) pursuant to which we would, subject to closing conditions and approval by the holders of two-thirds of the outstanding common shares of Liquidation World that are present in person or by proxy at a special meeting of the shareholders of Liquidation World to be held to consider the transaction, acquire all outstanding shares of Liquidation World for $0.06 per share (CAD), or approximately $1.8 million (CAD).  Based in Brantford, Ontario, Liquidation World operates 92 stores in Canada and offers a broad assortment of closeout merchandise.

At closing, we would cause Liquidation World to repay in full, all amounts then outstanding and payable to the lender under its credit facility with Liquidation World, the holders of the outstanding subordinated notes issued by Liquidation World, and the financial advisor pursuant to its engagement agreement with Liquidation World.  We estimate our initial investment would approximate $36 million (CAD), including payment for the acquisition of all outstanding shares, the aforementioned debt satisfaction, and normalizing the working capital needs of the business.  We anticipate the transaction will be completed by July 31, 2011.  The transaction is not subject to the approval of our shareholders.

A copy of the Acquisition Agreement is filed herewith as Exhibit 10.1.  The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement which is incorporated herein by reference.

The Acquisition Agreement and the above description have been included to provide investors with information regarding the terms of the Acquisition Agreement and are not intended to provide any other factual or disclosure information about us or Liquidation World.  The Acquisition Agreement contains representations, warranties and covenants by the parties to the agreement, and those representations, warranties and covenants:

•	were made solely for purposes of the Acquisition Agreement and for the benefit of the parties specified herein;

•
have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, including being qualified by confidential disclosures made by one party to the other for the purpose of allocating contractual risk between them that differ from those applicable to investors;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors;

•	were made only as of the date of the applicable agreement or such other date(s) specified in the agreement and are subject to more recent developments; and

•	may not describe the actual state of affairs as of the date they were made or at any other time.

Investors should not rely on the representations, warranties and covenants in the Acquisition Agreement, or any description thereof, as characterizations of the actual state of facts or condition of the parties or their respective businesses.  Investors should review the Acquisition Agreement, or any description thereof, not in isolation, but only in conjunction with the other information about us that we include in reports, statements and other filings we make with the SEC.

Item 2.02	Results of Operations and Financial Condition.

On May 26, 2011, we issued a press release and conducted a conference call, both of which:  (i) reported our first quarter fiscal 2011 unaudited results; (ii) provided an update on the status of our previously announced $400 million share repurchase program (March 2010 Program), including a remaining authorization thereunder of $58 million; (iii) announced that our Board of Directors authorized a new $400 million share repurchase program (May 2011 Program); (iv) provided initial guidance for the second quarter of fiscal 2011; and (v) updated guidance for fiscal 2011.

Attached as exhibits to this Form 8-K are copies of our May 26, 2011 press release (Exhibit 99.2) and the transcript of our May 26, 2011 conference call (Exhibit 99.3), including information concerning forward-looking statements and factors that may affect our future results.  The information in Exhibits 99.2 and 99.3 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K.  By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our 2011 Annual Meeting of Shareholders held on May 26, 2011 (our “Annual Meeting”), our shareholders elected to the Board of Directors each of the nine nominees identified in our 2011 Proxy Statement (Proposal One), with 5,854,836 broker non-votes and the remaining votes cast as follows:

Director	For	Withheld
Jeffrey P. Berger	57,555,356	2,093,732
Steven S. Fishman	56,791,779	2,857,309
Peter J. Hayes	57,795,457	1,853,631
David T. Kollat	50,793,664	8,855,424
Brenda J. Lauderback	56,410,697	3,238,391
Philip E. Mallott	57,795,259	1,853,829
Russell Solt	55,404,543	4,244,545
James R. Tener	54,850,272	4,798,816
Dennis B. Tishkoff	55,107,293	4,541,795

Also at our Annual Meeting, our shareholders voted on the following proposals, with 5,854,836 broker non-votes for Proposals Two and Three and the remaining votes cast as follows:

•
Proposal Two.  To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2011 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say on pay vote”):

For	41,083,181
Against	18,451,337
Abstain	114,570

•	Proposal Three. To vote, on an advisory basis, on the frequency of the say on pay vote:

1 Year	44,113,890
2 Years	1,179,020
3 Years	14,028,383
Abstain	327,795

•	Proposal Four. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2011:

For	64,523,543
Against	899,362
Abstain	81,019

Based on the results of the advisory vote on the frequency of future say on pay votes, our Board of Directors has determined that we will submit the say on pay vote to shareholders on an annual basis.  No other matters were submitted to a vote of our shareholders at our Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are furnished herewith.

Exhibit No.	Description

10.1*	Acquisition Agreement between Big Lots, Inc. and Liquidation World Inc. dated May 26, 2011.

99.1*	Big Lots, Inc. press release dated May 26, 2011, announcing the acquisition of Liquidation World Inc.

99.2*	Big Lots, Inc. press release dated May 26, 2011, announcing results of operations.

99.3*	Big Lots, Inc. conference call transcript dated May 26, 2011.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “approximate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook,” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy.  For example, our forward looking statements include statements regarding the completion of the Liquidation World acquisition, the size and nature of our initial investment, and the related terms of the transaction.

Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon our management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors.  Investors should refer to the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This Form 8-K should be read in conjunction with such filings, and investors should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures we make on related subjects in our SEC filings.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: June 1, 2011	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Executive Vice President, Legal and Real Estate,
General Counsel and Corporate Secretary